EXHIBIT 4.4














                               PLACEMENT AGREEMENT

                                      among



                          FIRST BANK STATUTORY TRUST X,
                                     Issuer



                               FIRST BANKS, INC.,
                                     Sponsor



                                       and



                                 COHEN & COMPANY
                                 Placement Agent







                           Dated as of August 29, 2007

         PLACEMENT AGREEMENT, dated as of August 29, 2007 (this "Agreement"), among First Bank Statutory Trust X, a statutory trust created under the laws of the State of Delaware (the "Issuer"), First Banks, Inc., a Missouri corporation, as Sponsor under the Declaration, as defined below (the "Sponsor" and, together with the Issuer, the "Trust Parties"), and Cohen & Company, as placement agent (the "Placement Agent").

         WHEREAS, the Issuer proposes to issue U.S. $15,000,000 of its Capital Securities, designated TP Securities, due September 15, 2037 (the "Securities");

         WHEREAS, the Securities will be issued pursuant to an Amended and Restated Declaration of Trust to be dated as of August 31, 2007 (the "Declaration"), among First Banks, Inc., as Sponsor, LaSalle Bank National Association, as Institutional Trustee, LaSalle National Trust Delaware, as Delaware Trustee, and the Administrators named therein;

         WHEREAS, the Issuer has agreed not later than August 31, 2007 ("Closing Date"), to provide the Placement Agent with a copy of the Declaration and any other documents required to be delivered pursuant to the terms hereof or the Declaration;

         WHEREAS, the Issuer will use the proceeds from the sale of the Securities to purchase Debentures (as defined in the Declaration); and

         WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Declaration;

         NOW IT IS HEREBY AGREED as follows:

               1.    PLACEMENT OF SECURITIES; COMPENSATION.
                     -------------------------------------

               (a) On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties herein set forth, the Issuer hereby appoints the Placement Agent as placement agent to place Securities, and the Placement Agent hereby accepts such appointment. From the date hereof until any termination of the Placement Agent's obligations hereunder, the Placement Agent shall use its reasonable efforts to place Securities with investors permitted by the terms hereof.

               (b) The Securities shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature.

               2.    CLOSING.  On  the Closing Date, delivery of and payment for
                     -------
the Securities shall be made at the offices of LaSalle Bank National Association or such other location or locations as shall be mutually acceptable to the parties hereto. Delivery of the Securities shall be made against payment of the purchase price therefor to the order of the Issuer in same day funds by transfer to an account designated by the Sponsor or by such other means in same day funds as shall be acceptable to the Placement Agent and Sponsor. Such payment shall be made upon authorization from the Placement Agent (such authorization to be given if the conditions to the Placement Agent's obligations set forth herein are either satisfied or waived) against delivery of the Securities. The Securities will be in the form requested by the Placement Agent in accordance with the terms of the Declaration.

               3.    PAYMENT OF EXPENSES.  The Sponsor  agrees  to pay all costs
                     -------------------
and expenses incident to the performance of the obligations of the Sponsor and the Issuer under this Placement Agreement, whether or not the transactions contemplated herein are consummated or this Placement Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Securities under the securities laws of applicable jurisdictions, and (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Sponsor or the Issuer; provided, however, that Placement Agent will provide Sponsor a $10,000 credit for such expenses concurrently with consummation of the transactions hereunder.

         Notwithstanding the foregoing, if the sale of the Securities provided for in this Placement Agreement is not consummated because any condition set forth herein to be satisfied by either the Sponsor or the Issuer is not satisfied, because this Placement Agreement is terminated pursuant to clause
(i), (iii) or (v) of Section 10 or because of any failure,  refusal or inability
                     ----------
on the part of the Sponsor or the Issuer to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by a reason of a default by the Placement Agent, the Sponsor will reimburse the Placement Agent upon demand for all reasonable out-of-pocket expenses (including the fees and all reasonable expenses of special counsel retained by the Placement Agent, which fees and expenses shall not exceed $12,500) that shall have been incurred by the Placement Agent in connection with the proposed placement of the Securities. The Sponsor shall not in any event be liable to the Placement Agent for the loss of anticipated profits from the transactions contemplated by this Placement Agreement.

               4.    REPRESENTATIONS AND WARRANTIES.  Each  Trust  Party  hereby
                     ------------------------------
represents, warrants and agrees to and with the Placement Agent that, as of the Closing Date, and as to itself only and not as to the other:

               (a) with respect to the Issuer, it is duly formed and validly existing under the laws of the State of Delaware and, with respect to the Sponsor, and its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (the "Significant Subsidiaries"), each is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, in each case, with all requisite power and authority to own or transfer, as applicable, the Debentures, to conduct its business as required under the Declaration, this Agreement, or any other documents relating to or otherwise in connection with the issue and sale of the Securities (collectively, the "Transaction Documents") and to perform its obligations hereunder and under each Transaction Document, and is lawfully qualified to do business and is in good standing in those jurisdictions in which it conducts business and where the failure to be so qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), earnings or business of such Trust Party, whether or not occurring in the ordinary course of business or would otherwise be material in context of the issuance of the Securities ("Material Adverse Effect");

               (b) this Agreement has been duly authorized, executed and delivered by such Trust Party and constitutes, and each of the Transaction Documents to which such Trust Party is a party has been duly authorized by such Trust Party and, when duly executed and delivered by the Placement Agent and the other parties thereto (if any), on the Closing Date, will constitute, legal, valid and binding obligations of such Trust Party, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

               (c) neither the Issuer nor the Sponsor nor any of the Significant Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, bylaws or other governing documents (including without limitation, the Declaration);

               (d) all of the issued and outstanding capital stock of the Sponsor has been duly authorized and validly issued and is fully paid and nonassessable;

               (e) other than as set forth in Schedule 4(e), all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and is owned by the Sponsor, directly or through subsidiaries, free of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding capital stock of the Sponsor or its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws or code of regulations of the Sponsor or any of its Significant Subsidiaries or under any agreement to which the Sponsor or any of its Significant Subsidiaries is a party or is otherwise bound;

               (f) with respect to the Issuer, on the Closing Date, the Securities will have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered in accordance with the Declaration against payment therefor as contemplated herein, will be validly issued and represent undivided beneficial interests in the assets of the Issuer, entitled to the benefits provided by the Declaration;

               (g) with respect to the Issuer, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue, sale or delivery of the Securities, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation of the other transactions contemplated by the Transaction Documents, except for those which have been obtained and are in full force and effect, and except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect;

               (h) the execution and delivery of the Transaction Documents, the issue of the Securities and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the organizational documents of such Trust Party; and the execution and delivery of the Transaction Documents, the issue of the Securities and the consummation of the other transactions contemplated by the Transaction Documents (and compliance with the terms thereof) do not and will not conflict with or result in a breach of any indenture, trust deed, mortgage or other agreement or instrument to which such Trust Party is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over such Trust Party or any of its properties, except for such conflicts, breaches, defaults or infringements that would not have a Material Adverse Effect;

               (i) there are no pending actions, suits or proceedings against or affecting such Trust Party or any of its properties and, to the best of such Trust Party's knowledge, no such suits or proceedings are threatened or contemplated that individually or in aggregate could reasonably be expected to have a Material Adverse Effect on the Issuer's issuance of the Securities;

               (j) no event has occurred since January 1, 2007 which, had the applicable Securities already been issued, would reasonably be expected to (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default under the Declaration;

               (k) neither the Issuer nor any affiliate of the Issuer nor any person acting on behalf thereof has made offers or sales of the Securities under circumstances that would require the registration of the Securities under the U.S. Securities Act of 1933, as amended (the "Securities Act");

               (l) with respect to the Issuer, any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and any Transaction Document or the execution, delivery and sale of the Securities have been or will be paid on or prior to the Closing Date;

               (m)   there  are  no  contracts,   agreements  or  understandings
between any of the Trust Parties or any affiliate thereof and any person granting such person the right to require the Issuer to file a registration statement under the Securities Act, with respect to any Securities owned or to be owned by such person; and

               (n) in the case of each offer or sale of Securities, no form of general solicitation or general advertising was used by the Issuer or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer nor any person acting on its behalf (other than the Placement Agent) has offered or sold, nor will the Issuer or any person acting on its behalf (other than the Placement Agent) offer or sell directly or indirectly, any Securities or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by the Placement Agent, would reasonably be expected to render the issuance and sale of any of the Securities as contemplated hereby a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has the Issuer authorized, nor will it authorize, any person to act in such manner.

               (o) The audited consolidated financial statements (including the notes thereto) and schedules of the Sponsor and its consolidated subsidiaries for the year ended December 31, 2006 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Sponsor and its consolidated subsidiaries for the period ended June 30, 2007 (the "Interim Financial Statements") provided to the Placement Agent are the most recent available audited and unaudited consolidated financial statements of the Sponsor and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with generally accepted accounting principles, the financial position of the Sponsor and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments. There has been no material adverse change or development with respect to the Financial Statements or earnings of the Sponsor and its subsidiaries, taken as a whole. Such consolidated financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The accountants of the Sponsor who certified the Financial Statements are independent public accountants of the Sponsor and its Subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder as in effect on the date of this Agreement.

               (p) The Sponsor's report on FR Y-9C and FR Y-9LP dated June 30, 2007, provided to the Placement Agent is the most recent available such report and the information therein fairly presents in all material respects the financial information of the Sponsor and its subsidiaries, required by such form.

               (q) Since the respective dates of the Financial Statements, the Interim Financial Statements and the FR Y-9C and FR Y-9LP, there has been no material adverse change or development with respect to the financial condition or earnings of the Sponsor and its subsidiaries, taken as a whole.

               (r) The Sponsor is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and the regulations of the Board of Governors of the Federal
Reserve System (the "Federal Reserve"), and the deposit accounts of the Sponsor's subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance is pending or, to the knowledge of the Sponsor, threatened.

               (s) Neither the Sponsor nor any of its Significant Subsidiaries is subject to or party to, or has received any notice or advice that any of them may become subject to any investigation with respect to, any cease-and-desist order, agreement, consent decree, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies or their management or their business (each, a "Regulatory Agreement"), nor has the Sponsor or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agent with respect to any report or statement relating to any examinations of the Sponsor or any of its Significant Subsidiaries which, in the reasonable judgment of the Sponsor, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Sponsor or its Significant Subsidiaries.

               (t) The Sponsor has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Sponsor believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote.

               (u) The Sponsor is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to be so qualified would not, singularly or in the aggregate, have a Material Adverse Effect, and holds all approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where the failure to hold such approvals, authorizations, orders, licenses, certificates and/or permits would not, singularly or in the aggregate, have a Material Adverse Effect. Each of the Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to be so qualified would not, singularly or in the aggregate, have a Material Adverse Effect, and holds all approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where the failure to hold such approvals, authorizations, orders, licenses, certificate and/or permits would not, singularly or in the aggregate, have a Material Adverse Effect.

               5.    UNDERTAKINGS BY THE ISSUER.  The  Issuer  agrees  with  the
                     --------------------------
Placement Agent as follows:

               (a) Neither the Issuer, nor any of its affiliates nor any person authorized to act on its behalf (other than the Placement Agent), will engage in any directed selling efforts with respect to the Securities to any U.S. Person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

               (b) Neither the Issuer, nor any of its affiliates nor any person authorized to act on its behalf (other than the Placement Agent), will make offers or sales of Securities under circumstances that would require the registration of the Securities under the Securities Act.

               (c) For so long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144, the Issuer will provide or cause to be provided to any holder of Securities and any prospective purchaser of the Securities designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4).

               (d) During the period from the date of this Agreement to the Closing Date, the Sponsor and the Issuer shall use their best efforts to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

               (e) The Sponsor and the Issuer will not claim and will actively resist any attempts by others to claim the benefits of any usury laws against holders of Capital Securities or the Debentures.

               (f) The Sponsor shall not identify the Placement Agent i n a press release or any other written public statement without the consent of such Placement Agent, except as required by applicable law.

               6.   SELLING RESTRICTIONS.  The Placement  Agent  represents  and
                    --------------------
warrants to the Issuer that:

               (a) It understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. It has not offered or sold, and will not offer or sell, the Securities within the United States except to persons whom it reasonably believes to be (a) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), (b) institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) or (c) a person who is not a "U.S. Person" (as such term is defined in Rule 902 under the Securities Act) that is not acquiring the Securities for the account or benefit of any U.S. Person in an offer and sale that constitutes an "offshore transaction" under Regulation S of the Securities Act. In connection with any offer or sale in the United States or to or for the benefit of a U.S. Person, it will take reasonable steps to ensure that the purchaser of such Securities is aware that such offer or sale is being made in reliance on Rule 144A or Regulation D in a manner that would not require registration of the Securities under the Securities Act or any blue sky law of any State and that future transfers of the Securities may not be made except in compliance with applicable securities laws.

               (b) Neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D) in connection with any offer or sale of the Securities in the United States.

               (c) It will not offer or sell the Securities outside the United States, except in accordance with the representations described herein and the restrictions set forth below:

          It has offered and sold the Securities, and will offer and sell the Securities, during the applicable Distribution Compliance Period (as defined in Rule 902 of Regulation S), only in accordance with Rule 903 or 904 of Regulation S under the Securities Act. Accordingly, it represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restriction requirements of Regulation S. It agrees that, at or prior to the confirmation of sale of Securities, it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities through it during the applicable Distribution Compliance Period a confirmation or notice of substantially the following effect:

               "The Securities offered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) until forty calendar days after the later of the commencement of the offering of the Securities or the Closing Date, to persons other than the Placement Agent or other distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S or Regulation D or other exemptive provisions under the Securities Act. Terms used above have the meanings given to them by Regulation S."

               (d) It acknowledges that no action has been or will be taken by the Issuer or any other person that would permit the offer or sale of the Securities in any jurisdiction where action to implement such offer or sale of the Securities is required. The Placement Agent shall not offer or sell any Securities in any jurisdiction except in compliance with applicable law, and the Placement Agent agrees, at its own expense, to comply with all such laws. The Placement Agent shall at its own expense obtain any consent, approval or authorization required for it to offer or sell the Securities under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Securities.

               7.    CONDITIONS  PRECEDENT.  The  obligations  of  the Placement
                     ---------------------
Agent hereunder shall be subject to the accuracy of the representations and warranties of each Trust Party contained herein as of the date hereof, and, as of the Closing Date (as if made on the Closing Date), to the accuracy of the statements of each Trust Party made in any certificates delivered pursuant hereto on such date, to the performance by each Trust Party of its obligations hereunder, and to the following additional conditions:

               (a) The Issuer shall have obtained all governmental authorizations required, if any, in connection with the issue and sale of the Securities and the performance of its obligations hereunder and under the Transaction Documents to which it is a party.

               (b) Each Trust Party shall have furnished to the Placement Agent a certificate of such Trust Party signed by, in the case of the Issuer, an Administrator and, in the case of the Sponsor, the principal executive, financial or accounting officer of the Issuer, dated the Closing Date, to the effect that such signatory has examined this Agreement and that the representations and warranties of such party in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and such party has performed all its obligations and satisfied all the conditions on its part to be satisfied at or prior to the Closing Date.

               (c) The Placement Agent, the Trustees and the Purchaser (as defined below) shall have been furnished with the opinion of counsel for the Trust Parties substantially in the form set out in Annex A dated on the date hereof and in a form reasonably acceptable to the Placement Agent.

               (d) The conditions precedent to the performance by the Issuer of its obligations under the Declaration shall have been satisfied or waived.

               (e) Prior to the Closing Date, the Issuer shall furnish to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

       If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates referred to in or contemplated by this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Placement Agent and its counsel, this Agreement and all obligations of the Placement Agent hereunder may be canceled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

               8. INDEMNIFICATION.
                  ---------------

               (a) Each Trust Party agrees, jointly and severally, to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective affiliates, officers, directors and employees of the Placement Agent and each such person (and each and all referred to in Section 8(b) as an "indemnified party"), against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person and the respective affiliates, officers, directors and employees of the Placement Agent and each such person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the execution and delivery by such Trust Party, and the consummation by such Trust Party of the transactions contemplated by, this Agreement or any other Transaction Document; provided, however that each Trust Party will not be liable to an indemnified party if and to the extent that any such loss, claim, damage or liability was the result of negligence or willful misconduct of such indemnified party. Each Trust Party agrees, jointly and severally, to reimburse the Placement Agent and each such affiliate, officer, director, employee or controlling person for any legal or other expenses reasonably incurred by the Placement Agent and each such affiliate, officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action arising out of or being connected with the execution and delivery by such Trust Party, and the consummation by such Trust Party of the transactions contemplated by, this Agreement or the other Transaction Documents. This indemnity agreement will be in addition to any liability that any of the Trust Parties may otherwise have.

               (b)   Promptly after receipt by an  indemnified  party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission and/or delay to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless such omission and/or delay caused actual prejudice to the indemnifying party; in case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Counsel provided by the indemnifying party may represent the indemnifying party as well as all indemnified parties hereunder subject to the following provisions. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party. Notwithstanding anything to the contrary contained herein, such indemnified party may continue any such action on its own at its own expense. The indemnifying party may avoid its duty to indemnify under this Section 8 if the indemnified party, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), effects any settlement or compromise of, or consents to the entry of any judgment in, any pending or threatened action in respect of which any indemnifying party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnifying party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any claim effected without its consent.

               9.    CONTRIBUTION.
                     ------------

               (a) In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 8 hereof is for any reason held to be unenforceable for the benefit of an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust, on the one hand, and the Placement Agent, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Sponsor and the Trust, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               (b) The Sponsor and the Trust and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

               (c)   No  person  guilty of fraudulent  misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (d) For purposes of this Section 9, the Placement Agent, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective partners, directors, officers, employees and agents of the Placement Agent or any such controlling person shall have the same rights to contribution as the Placement Agent, while each officer and director of the Sponsor, each trustee of the Trust and each person, if any, who controls the Sponsor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Sponsor and the Trust.

               10.   TERMINATION. This Agreement shall be subject to termination
                     -----------
in the absolute discretion of the Placement Agent, by written notice given to the Sponsor and the Issuer prior to delivery of and payment for the Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Sponsor's debt securities or preferred stock, if any, by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Sponsor's debt securities or preferred stock, if any, (ii) the Issuer shall be unable to sell and deliver to PFW III, Ltd. or such other purchaser(s) of the Securities acceptable to the Placement Agent (the "Purchaser") at least $15,000,000 stated liquidation value of Securities, (iii) the Sponsor or any of its subsidiaries that is an insured depository institution shall cease to be "adequately-capitalized" within the meaning of 12 U.S.C. ss.1831 and applicable regulations adopted thereunder, or any formal administrative or judicial action is taken by any appropriate federal banking agency against the Sponsor or any such insured subsidiary for unsafe and unsound banking practices, or violations of law, (iv) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (v) a suspension or material limitation in trading in any of the Sponsor's securities shall have occurred on the exchange or quotation system upon which the Sponsor's securities are traded, if any, (vi) a general moratorium on commercial banking activities shall have been declared either by federal or Delaware authorities or (vii) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis, including acts of terrorism, the effect of which on financial markets is such as to make it, in the Placement Agent's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities.

               11.   SURVIVAL   OF   REPRESENTATIONS   AND   OBLIGATIONS.    The
                     ---------------------------------------------------
representations, warranties, agreements and undertakings in this Agreement shall continue in full force and effect despite completion of the arrangements for the issue and placement of the Securities or any investigation made by or on behalf of the Placement Agent.

               12.   NOTICES.
                     -------

               (a) Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

               First Bank Statutory Trust X
               c/o First Banks, Inc.
               600 James S. McDonnell Blvd.
               Hazelwood, Missouri  63042
               Facsimile:  (314) 592-6640
               Attention:  Peter D. Wimmer

in the case of notices to the Sponsor, to it at:

               First Banks, Inc.
               600 James S. McDonnell Blvd.
               Hazelwood, Missouri  63042
               Facsimile:  (314) 592-6640
               Attention:  Peter D. Wimmer

and in the case of notices to the Placement Agent, to it at:

               Cohen & Company
               2929 Arch Street, Suite 1703
               Philadelphia, Pennsylvania 19104
               Facsimile:  (215) 701-8282
               Attention:  Asset Backed Securities

               (b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch.

               (c) Any communication not by facsimile shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

               13.   GOVERNING  LAW.  This  Agreement shall be  governed  by and
                     --------------
construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions.

               14.   JURISDICTION. Each of the parties hereto hereby irrevocably
                     ------------
submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City and County of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which is brought by the Placement Agent, the Issuer or the Sponsor and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

               15.   NO BANKRUPTCY  PETITION.  The Placement Agent covenants and
                     -----------------------
agrees that, prior to the date which is one year and one day after the payment in full of all Securities issued by the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law. The provisions of this Section shall survive termination of this Agreement for any reason whatsoever.

               16.   SUCCESSORS. This Agreement will inure to the benefit of and
                     ----------
be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligations hereunder.

               17.   COUNTERPARTS. This  Agreement may be executed in any number
                     -------------
of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the date hereinabove set forth.

                                         First Banks, Inc.


                                         By:  /s/ Lisa K. Vansickle
                                            ------------------------------------
                                         Name:    Lisa K. Vansickle
                                              ----------------------------------
                                         Title:   SVP - Chief Financial Officer
                                               ---------------------------------

                                         First Bank Statutory Trust X
                                         By:  First Banks, Inc., as Sponsor


                                         By:  /s/ Lisa K. Vansickle
                                            ------------------------------------
                                         Name:    Lisa K. Vansickle
                                              ----------------------------------
                                         Title:   SVP - Chief Financial Officer
                                               ---------------------------------

                                         Cohen & Company, as Placement Agent


                                         By:  /s/ E. Robert Kent III
                                            ------------------------------------
                                         Name:    E. Robert Kent III
                                              ----------------------------------
                                         Title:   Director
                                               ---------------------------------

                                                                         ANNEX A

         Pursuant to Section 7(c) of the Placement Agreement, special counsel for the Offerors shall deliver an opinion in substantially the following form:


                                August 31, 2007

Ladies and Gentlemen:

         We have acted as special counsel for First Banks, Inc., a Missouri corporation (the "Company"), First Bank Statutory Trust X, a Delaware statutory trust (the "Trust," and together with the Company, the "Offerors"), in connection with the issue and sale by the Trust of 15,000 Capital Securities (liquidation amount $1,000 per capital security) representing undivided beneficial interests in the assets of the Trust (the "Capital Securities"), the subsequent purchase by the Trust from the Company of $15,464,000 in aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") and the guarantee by the Company of the Capital Securities pursuant to a Guarantee Agreement (the "Guarantee Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Placement Agreement effective as of August 29, 2007, by and among the Company, the Trust and Cohen & Company (the "Placement Agreement"). This opinion letter is furnished pursuant to the Placement Agreement.

         We have examined originals or copies of (i) the Articles of Incorporation of the Company, together with all amendments thereto ("Articles of Incorporation"), (ii) the Bylaws of the Company, as amended ("Bylaws"), (iii) certain resolutions of the Board of Directors of the Company, (iv) the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware on August 29, 2007, (v) the Declaration of Trust of the Trust effective as of August 29, 2007 between the Company and LaSalle National Trust Delaware, as trustee ("Delaware Trustee"), (vi) the Amended and Restated Declaration of Trust (the "Declaration") effective as of August 31, 2007 among the Company, the Delaware Trustee, LaSalle Bank National Association, as trustee ("Institutional Trustee") and administrators of the Trust (the "Administrators"), (vii) the Guarantee Agreement effective as of August 31, 2007 between the Company and LaSalle Bank National Association, as Guarantee Trustee,
(viii) the Indenture effective as of August 31, 2007 between the Company and LaSalle Bank National Association, as Debenture Trustee (the "Indenture"), and
(ix) such other documents and records as we have deemed necessary and relevant for purposes hereof.

         In addition, we have relied on certificates of public officials, officers and employees of the Offerors and significant subsidiaries, if any, (each a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

         Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Missouri, and is duly registered as a holding company under applicable rules and regulations. To the best of our knowledge, each of the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and conduct its business as such business is currently conducted in all material respects. To the best of our knowledge, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

         2. The issuance, sale and delivery of the Capital Securities and Debt Securities in accordance with the terms and conditions of the Placement
Agreement, the Capital Securities Purchase Agreement, the Subscription Agreements and the Operative Documents have been duly authorized by all necessary actions of the Offeror's Board of Directors (the "Board"). All of the Capital Securities have been duly and validly authorized by the Board and, when delivered in accordance with the Placement Agreement, the Capital Securities Purchase Agreement and the Subscription Agreements, will be duly and validly issued, fully paid and nonassessable, and will conform to the description thereof in the Declaration. There are no preemptive or other rights to subscribe for or to purchase any shares of capital stock or equity securities of the Offerors or, to the best of our knowledge, without a duty of inquiry, the Significant Subsidiaries pursuant to the corporate Articles of Incorporation, Bylaws or other governing documents (including without limitation, the Declaration) or, to the best of our knowledge, any agreement or other instrument to which either Offeror or any of the Significant Subsidiaries may be bound.

         3. The Offerors have all requisite corporate and trust power to enter into and perform their obligations under the Placement Agreement, the Capital Securities Purchase Agreement and the Subscription Agreements, and the Placement Agreement, the Capital Securities Purchase Agreement and the Subscription Agreements have been duly and validly authorized, executed and delivered by the Offerors and constitute the legal, valid and binding obligations of the Offerors enforceable in accordance with their terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, and except as the indemnification and contribution provisions thereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

         4. Each of the Indenture, the Declaration and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and (in the case of the Indenture and the Guarantee, respectively, assuming it is duly authorized, executed and delivered by the respective trustees) constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other laws affecting the rights and remedies of creditors generally and to general principles of equity.

         5. The Debt Securities have been duly authorized, executed and delivered by the Company, are entitled to the benefits of the Indenture and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other laws affecting the rights and remedies of creditors generally and to general principles of equity.

         6. Neither of the Offerors nor any of the Significant Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, bylaws or other governing documents (including without limitation, the Declaration). The execution, delivery and performance of the Placement Agreement, the Capital Securities Purchase Agreement and the Subscription Agreement and the consummation of the transactions contemplated by the Placement Agreement, the Capital Securities Purchase Agreement, the Subscription Agreement and the Declaration do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Offerors or, to the best of our knowledge, the Significant Subsidiaries or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the articles of incorporation or charter, bylaws or other governing documents (including without limitation, the Declaration) of the Offerors or the Significant Subsidiaries or to the best of our knowledge, without a duty of inquiry, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Offerors or the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Offerors or the Significant Subsidiaries or any of their respective properties which, in each case, is material to (i) the Offerors and the Significant Subsidiaries on a consolidated basis and (ii) the transactions contemplated by the Placement Agreement in connection with the offer and sale of the Capital Securities.

         7. Except for filings, registrations, or qualifications that may be required by securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Missouri in connection with the transactions contemplated by the Placement Agreement in connection with the offer and sale of the Capital Securities as contemplated by the Placement Agreement.

         8. No action, suit or proceeding at law or in equity is pending or threatened to which the Offerors or the Significant Subsidiaries is or may be a party, and no action, suit or proceeding is pending or threatened against or affecting the Offerors or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the Placement Agreement or the issuance and sale of the Capital Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Offerors and the Significant Subsidiaries on a consolidated basis.

         9. Assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, it is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debt Securities and the Guarantee Agreement to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreements, and the Indenture, Declaration and Guarantee Agreement are not required to be qualified under the Trust Indenture Act of 1939.

         10. Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended.

         The foregoing opinion is, with your concurrence, predicated upon and qualified in its entirety by the following:

               (a) The foregoing opinion is based on and is limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the relevant law of the United States of America.

               (b) Whenever our opinion is based on circumstances "to the best of our knowledge," "known to us," or similar expressions, we have relied exclusively on certificates of officers or representatives of the Offerors or the Significant Subsidiaries, as applicable (after discussing the contents thereof with such officers), as to the existence or nonexistence of the circumstances upon which our opinion is predicated. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

         This opinion is delivered solely to you (except that a subsequent purchaser may also rely on this opinion) and may not be used for any other purpose and may not be quoted, circulated or published, in whole or in part, or otherwise referred to or furnished to any other person other than your counsel, without our express prior written authorization.